UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2021

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.
i.

On October 1, 2021, the Company dismissed CohnReznick LLP (“CR”) its independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company approved such dismissal on September 20, 2021, subject to acceptance by the Company’s new independent registered public accounting firm of the Company as a client.

ii.	The Company’s Audit Committee of the Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii.

CR’s reports on the financial statements of the Company as of and for the years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.

In connection with the audits of the financial statements of the Company for the years ended December 31, 2019 and 2020 and the subsequent interim period through October 1, 2021, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with CR’s opinion to the subject matter of the disagreement.

v.

In connection with the audited financial statements of the Company for the year ended December 31, 2019 and 2020 and the subsequent interim period through October 1, 2021, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.

The Company provided CR with a copy of this Current Report on Form 8-K and requested that CR furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from CR, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm.
i.

On September 30, 2021, the Audit Committee of the Board of Directors appointed Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm. The decision to engage Marcum was approved by the Company’s Audit Committee of the Board of Directors on September 20, 2021, subject to acceptance by the Company’s new independent registered public accounting firm of the Company as a client.

ii.

Prior to September 30, 2021, the Company did not consult with Marcum regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-k or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from CohnReznick LLP dated October 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

	By:	/s/ James F. Haran
		Name:	James F. Haran
		Title:	Chief Financial Officer

Date: October 6, 2021